Exhibit 23.1

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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation of our reports dated February 14, 1994, on the December 31, 1993 and 1992 Consolidated Financial Statements and Schedules of Reading & Bates Corporation included in this Form 10-K into the Company's previously filed Registration Statements (file no.s 33-44237, 33-50828 and 33-50565).



/s/Arthur Andersen & Co.


Houston, Texas
March 9, 1994